POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Arthur S. Gabinet, Mitchell J. Lindauer, Randy G. Legg, Taylor V. Edwards and Amee Kantesaria each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee and/or Officer of  Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund, Conservative Investor Fund and Moderate Investor Fund, each such series, a “Fund”), to sign on my behalf the Fund’s registration statement on Form N-14 (including any pre or post-effective amendments to such registration statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that I previously have executed. This power of attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

Dated this 15th day of May, 2012.

/s/ David K. Downes	/s/ Joel W. Motley	/s/ Brian Wixted
David K. Downes	Joel W. Motley	Brian Wixted

/s/ Matthew P. Fink	/s/ Mary Ann Tynan
Matthew P. Fink	Mary Ann Tynan

/s/ William F. Glavin, Jr.	/s/ Joseph M. Wikler
William F. Glavin, Jr.	Joseph M. Wikler

/s/ Phillip A. Griffiths	/s/ Peter I. Wold
Phillip A. Griffiths	Peter I. Wold

/s/ Mary F. Miller	/s/ Brian F. Wruble
Mary F. Miller	Brian F. Wruble